UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2008

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code   (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2008, Hooper Holmes, Inc. (the “Company”) entered into two asset purchase agreements and related transaction documents with respect to the sale of its Claims Evaluation Division (“CED”) in two separate transactions.  Each sale was completed simultaneously with the execution of the asset purchase agreement, as further described in Item 2.01 below.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 30, 2008, the Company completed the sale of substantially all of CED’s assets in two separate transactions.  In the first transaction, the Company sold substantially all of CED’s assets in New York to DDA Management Services, LLC for approximately $5.0 million.  In the second transaction, the Company sold substantially all of CED’s assets in Michigan to J&P Michigan Evaluation Group, Inc. for approximately $0.6 million.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

  99.1  Press Release, dated July 3, 2008, announcing the sale of substantially all of CED’s assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                Hooper Holmes, Inc.

Date:                      July 7, 2008                                                       By: /s/ William F. Kracklauer
William F. Kracklauer
Senior Vice President,
General Counsel and
Corporate Secretary